UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)             July 22, 2014

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park
271 Mill Road
Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 23, 2014, Datawatch Corporation (“Datawatch”) issued a press release reporting its financial results for its quarter ended June 30, 2014. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained herein, including in the exhibits attached hereto and incorporated herein by reference, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Datawatch, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

The Board of Directors (the “Board”) of Datawatch has appointed Joan McArdle to serve as a director of the corporation, effective July 22, 2014. Ms. McArdle is a Senior Vice President of Massachusetts Capital Resource Company (“MCRC”), and also serves on the board of directors of Aspen Technology, Inc. (NASDAQ: AZPN) and the boards of a number of private companies. MCRC was previously a lender to Datawatch and currently holds warrants for 185,000 shares of Datawatch common stock. The warrants are exercisable at any time prior to February 28, 2019 at a purchase price per share of $11.54.

Datawatch issued a $4.0 million subordinated note to MCRC in March 2012, which was amended in August 2013 and terminated and paid off in full during Datawatch’s fiscal quarter ended March 31, 2014 (the “MCRC Note”). During the period from October 1, 2013, the beginning of Datawatch’s last fiscal year, and the payoff date, (i) the largest aggregate amount of principal outstanding under the MCRC Note was $4.0 million, (ii) Datawatch paid $4.0 million in principal under the MCRC Note plus aggregate prepayment charges of $140,000, and (iii) Datawatch paid approximately $442,000 in interest under the MCRC Note at rates of 10% prior to the August 2013 amendment and 8% following such amendment.

As a non-employee director, Ms. McArdle is entitled to compensation pursuant to Datawatch’s director compensation policies described beginning on page 8 of the Proxy Statement on Schedule 14A filed by Datawatch with the Securities and Exchange Commission (the “SEC”) on January 28, 2014. In accordance with such policies, Ms. McArdle received effective upon her election restricted stock units for 2,500 shares of Datawatch common stock, which will vest in annual installments over the three years following July 22, 2014. The agreement setting forth the terms and conditions of such grant is in the same form as the Restricted Stock Unit Agreements entered into by Datawatch’s other non-employee directors in connection with similar grants. Such form was filed as Exhibit 10.29 to Datawatch’s Annual Report on Form 10-K filed with the SEC on December 22, 2011, and is incorporated herein by reference.

In connection with her appointment, Ms. McArdle also entered into an indemnification agreement with Datawatch (the “Indemnification Agreement”), in the same form as the indemnification agreements entered into by the other non-employee directors on the Board. The Indemnification Agreement will require Datawatch to indemnify Ms. McArdle for any and all expenses (including attorney fees), judgments, penalties, fines and amounts paid in settlement which are actually and reasonably incurred by her in connection with any threatened, pending or completed proceeding arising out of Ms. McArdle’s status as a director of Datawatch. In addition, the Indemnification Agreement will require Datawatch to advance expenses incurred by Ms. McArdle in connection with any proceeding against her with respect to which she may be entitled to indemnification by Datawatch. A form of the Indemnification Agreement was filed with the Securities Exchange Commission as Exhibit 10.1 to Datawatch’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and is incorporated herein by reference.

On July 23, 2014, Datawatch issued a press release regarding the appointment of Ms. McArdle. The press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are furnished or filed as part of this report:

Exhibit No.	Description

99.1	Press release issued by Datawatch Corporation, dated July 23, 2014.

99.2	Press release issued by Datawatch Corporation, dated July 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ James Eliason
Name: James Eliason Title: Chief Financial Officer

Date: July 23, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Datawatch Corporation, dated July 23, 2014.

99.2	Press release issued by Datawatch Corporation, dated July 23, 2014.